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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF WCA WASTE CORPORATION

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SUBSIDIARY                                JURISDICTION OF INCORPORATION OR ORGANIZATION
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Eagle Ridge Landfill, LLC                                                          Ohio
Texas Environmental Waste Services, LLC                                           Texas
Translift, Inc. (1)                                                            Arkansas
Waste Corporation of Texas, L.P. (2)                                           Delaware
Waste Corporation of Arkansas, Inc. (3)                                        Delaware
Waste Corporation of Kansas, Inc. (4)                                          Delaware
Waste Corporation of Missouri, Inc. (5)                                        Delaware
Waste Corporation of Tennessee, Inc. (6)                                       Delaware
WCA Capital, Inc.                                                              Delaware
WCA Holdings Corporation (7)                                                   Delaware
WCA Management Company, L.P.                                                   Delaware
WCA Management General, Inc.                                                   Delaware
WCA Management Limited, Inc.                                                   Delaware
WCA of Alabama, L.L.C. (8)                                                     Delaware
WCA of North Carolina, L.L.C.                                                  Delaware
WCA Shiloh Landfill, L.L.C. (9)                                                Delaware
WCA Texas Management General, Inc.                                             Delaware
WCA Waste Systems, Inc.                                                        Delaware
WCA of Florida, Inc. (10)                                                      Delaware
WCA of Central Florida, Inc. (11)                                              Delaware
Transit Waste, L.L.C.(12)                                                    New Mexico
Material Recovery, L.L.C.                                                North Carolina
Material Reclamation, L.L.C.                                             North Carolina
WCA Wake Transfer Station, L.L.C.                                        North Carolina
WCA of High Point, L.L.C.                                                North Carolina
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(1) Translift, Inc. conducts business as Little Rock Hauling.

(2) Waste Corporation of Texas, L.P. conducts business under the names SLOTI Landfill, Greenbelt Landfill, Urban Landfill, Olshan Landfill, Tall Pines Landfill, Darrell Dickey Landfill, Applerock Landfill, Houston Hauling, WCA Houston Residential, Texas Environmental Waste Services, and TEW.

(3) Waste Corporation of Arkansas, Inc. conducts business under the names Union County Landfill, South Arkansas Hauling, Jonesboro Hauling, Wynne Hauling, Wynne Transfer Station, and Rolling Meadows Landfill.

(4) Waste Corporation of Kansas, Inc. conducts business under the name Oak Grove Landfill.

(5) Waste Corporation of Missouri, Inc. conducts business under the names Waste Corporation of Springfield, Waste Corporation of Joplin, Waste Corporation of the Ozarks, Waste Corporation of Rolla, Will-Co Disposal, Supreme Disposal, Black Oak Landfill, Central Missouri Landfill, Ashley Disposal, Rural Disposal, El Dorado Transfer Station, Springfield Transfer Station, Ozarks Transfer Station, Chillicothe Transfer Station and Neosho Transfer Station.

(6) Waste Corporation of Tennessee, Inc. conducts business under the names Volunteer Waste and Yarnell Landfill.

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(7) WCA Holdings Corporation conducts business in Texas as Waste Corp. Holdings.

(8) WCA of Alabama, L.L.C. conducts business under the names Fines Landfill, Waste Corporation of Alabama, Blount Landfill, Huntsville Transfer Station, WCA Hauling, and Midfield Recycling.

(9) WCA Shiloh Landfill, L.L.C. conducts business under the names Waste Corporation of South Carolina, Shiloh Landfill and Shiloh Hauling.

(10) WCA of Florida, Inc. conducts business as KTR, 63rd Street Transfer, and Fruitville Road Transfer.

(11) WCA of Central Florida, Inc. conducts business as Fort Meade Landfill.

(12) Transit Waste, L.L.C. conducts business as Waste Corporation of Colorado and New Mexico and Bondad Landfill.